UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020 (April 2, 2020)

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Ceridian HCM Holding Inc. (the “Company”) is party to a senior secured credit agreement, dated April 30, 2018 (the “Credit Agreement”), which includes, among other things, a $300.0 million revolving credit facility (the “2018 Revolving Credit Facility”).  A description of the material terms of the Credit Agreement and the 2018 Revolving Credit Facility is set forth in the Company’s annual report on Form 10-K, for the year ended December 31, 2019, and a copy of the Credit Agreement was included as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2018.

On April 2, 2020, the Company provided notice to Deutsche Bank AG New York Branch, as administrative agent, to borrow $295 million under the 2018 Revolving Credit Facility. In light of the current uncertainty in the global capital markets resulting from the COVID-19 pandemic, the Company elected to borrow $295 million under the 2018 Revolving Credit Facility as a precautionary measure to increase its cash position and preserve financial flexibility.  The Company may use a portion of the proceeds from the borrowing under the 2018 Revolving Credit Facility for general corporate purposes.

All borrowings under the Credit Agreement are secured by substantially all assets of the Company. The 2018 Revolving Credit Facility has a maturity date of April 30, 2023. Currently, advances under the revolving credit facility bear interest at LIBOR + 2.25% in the case of a Eurodollar Borrowing or ABR + 1.25% in the case of an Alternate Base Rate borrowing.  Interest payments are due (a) with respect to any ABR Loan on the last day of each March, June, September and December and (b) with respect to any Eurocurrency Rate Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurocurrency Rate Borrowing with an Interest Period of more than 3 months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of 3 months’ duration been applicable to such Borrowing.  Any outstanding principal amount under the 2018 Revolving Credit Facility is due on April 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ Arthur Gitajn
Name:	Arthur Gitajn
Title:	Executive Vice President, Chief Financial Officer

Date: April 3, 2020

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